HandHeld Entertainment Issues $1.425 million in Unsecured Notes

SAN FRANCISCO - July 3, 2007 - HandHeld Entertainment™ (NASDAQ: ZVUE), a global digital entertainment company, today announced that on June 27, 2007, it issued an aggregate of $1,425,000 principal amount of 8% Unsecured Notes due July 31, 2007 (“2007 Notes”) pursuant to several subscription agreements between Handheld and each purchaser of the 2007 Notes. Handheld received aggregate gross proceeds of $1,425,000 from the sale of the 2007 Notes. The proceeds from the 2007 Notes will be used to fund future acquisitions and for general working capital purposes.

“We are pleased to have completed this note offering on these favorable terms” said Jeff Oscodar, president and CEO of HandHeld Entertainment. “These funds provide the company with flexibility to execute its business plan and continue to explore acquisitions.”

HandHeld may prepay the 2007 Notes at any time, provided that upon any such prepayment, Handheld must issue to each holder of the 2007 Notes warrants to purchase a number of shares of HandHeld’s common stock equal to 35% of the principal amount of the 2007 Notes held by such holder that are redeemed. The warrants expire on June 27, 2012 and have an exercise price of $1.90 per share, subject to adjustment. The 2007 Notes also provide HandHeld the right to require the holders of 2007 Notes to exchange such 2007 Notes for 8% Notes due June 27, 2008. Should HandHeld exercise this right, HandHeld must issue to the note holders warrants to purchase the same number of shares, and on the same terms, as they would have received if HandHeld prepaid the notes.

Additionally, HandHeld granted the purchasers of 2007 Notes certain “piggy-back” registration rights with respect to the shares of common stock issuable upon exercise of any warrants that may be issued pursuant to the terms of the 2007 Notes.

Chicago Investment Group (“CIG”) acted as placement agent with respect to the offering of 2007 Notes and received a cash fee equal to $82,250 (7% of the gross proceeds received from investors introduced to HandHeld by CIG) and warrants to purchase an aggregate of 182,250 shares of HandHeld’s common stock (100,000 shares plus 7% of the gross proceeds received from investors introduced to HandHeld by CIG) on the same terms as the warrants issuable upon prepayment or exchange of the 2007 Notes.

About HandHeld Entertainment, Inc.
HandHeld Entertainment (NASDAQ: ZVUE) is a global digital entertainment company. Its network of Web sites (Putfile.com™, Holylemon.com™, UnOriginal.co.uk™, YourDailyMedia.com™, Dorks.com, FunMansion.com™ and ZVUE.com™) now houses more than 525,000 user-generated and premium videos in total - videos available for purchase or free viewing. Its ZVUE personal media players are mass-market priced and currently available for purchase online and in more than 2,200 Wal-Mart stores throughout the U.S. For more information, visit www.hheld.com.

Safe Harbor Statement
Statements made in this release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as expects,” plans” will,” may,” anticipates,” believes,” should,” intends,” estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks associated with the uncertainty of future financial results, additional financing requirements, development of new products and service offerings, change in product and service mix, decreasing reliance for financial results on consumer electronics product sales, ability to monetize, grow users and obtain synergies from acquired user-generated content providers, ability to integrate acquisitions, the effectiveness, profitability, and marketability of such products and services, the ability to protect proprietary information, the impact of current, pending, or future legislation and regulation on the industry, the impact of competitive products, services, pricing or technological changes and the effect of general economic and business conditions. Additional risks and forward looking statements are set forth from time to time in the HandHeld’s filings with the United States Securities and Exchange Commission, including Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, and other filed reports. All forward-looking statements included in this release are made as of the date of this press release, and HandHeld assumes no obligation to update any such forward-looking statements.

INVESTOR CONTACT:
The Blueshirt Group
Scott Wilson, 415-489-2188, scott@blueshirtgroup.com

MEDIA CONTACTS:
Politis Communications
David Politis, 801-523-3730 (wk), 801-556-8184 (cell), dpolitis@politis.com or
Jonathan Bacon, 801-523-3730 (wk), 801-660-7820 (cell), jbacon@politis.com